As filed with the Securities and Exchange Commission on June 26, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abeona Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0221517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6555 Carnegie Ave, 4th Floor, Cleveland, OH 44103

(Address of Principal Executive Offices)

(Zip Code)

Second Amended and Restated Abeona Therapeutics Inc.

2023 Equity Incentive Plan

(Full title of the plan)

Joseph Vazzano

Chief Financial Officer

Abeona Therapeutics Inc.

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(646) 813-4701

(Name, address, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Brian V. Soares
Carlton Fields, P.A.

4221 W Boy Scout Blvd., Suite 1000
Tampa, FL 33607

(813) 223-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 16, 2026, the Board of Directors of Abeona Therapeutics Inc. (the “Registrant”) approved an amendment to the Second Amended and Restated Abeona Therapeutics Inc. 2023 Equity Incentive Plan (as amended and restated, the “Plan”), which includes an increase in the number of shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), available for issuance under the Plan. On June 12, 2026, stockholders voted to approve the Plan. This Registration Statement on Form S-8 is being filed to register 3,100,000 additional shares of Common Stock that may become available for issuance under the Plan pursuant to its terms.

The Registrant previously filed the following registration statements on Form S-8: Registration No. 333-272103 on May 19, 2023, Registration No. 333-279428 on May 15, 2024, and Registration No. 333-284151 on January 6, 2025 (collectively, the “Prior Registration Statements”), pursuant to which the Registrant previously registered the offer and sale of an aggregate of 8,400,000 shares of Common Stock. As of the date of this Registration Statement, of the 8,400,000 shares of Common Stock that have been made available for issuance under the Plan: (a) 6,950,226 shares of Common Stock have been issued pursuant to awards issued thereunder (“Issued Shares”), (b) 4,744,531 shares of Common Stock are subject to outstanding, but unexercised, awards, and (c) 1,449,774 shares of Common Stock are available for future awards. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares available for issuance under the Plan by 3,100,000 shares to 11,500,000 shares. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the Commission on March 17, 2026);

(ii)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 (filed with the Commission on May 13, 2026);

(iii)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 9, 2026, March 20, 2026, April 7, 2026, June 4, 2026, June 11, 2026, and June 12, 2026; and

(iv)	The description of our common stock, par value $0.01 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on November 4, 2014, as updated by Exhibit 4.4 to our Form 10-K for the fiscal year ended December 31, 2019, and including any amendments or reports filed with the SEC for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for us by Carlton Fields, P.A. One or more partners or other employees of Carlton Fields, P.A. may beneficially own shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index below, which is incorporated herein by reference.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Restated Certificate of Incorporation of Abeona Therapeutics Inc.	10-Q	001-15771	3.1	May 10, 2019
4.2	Certificate of Amendment to Restated Certificate of Incorporation of Abeona Therapeutics Inc.	8-K	001-15771	3.1	June 30, 2022
4.3	Amended and Restated Bylaws of Abeona Therapeutics Inc.	10-K	001-15771	3.3	March 17, 2026
5.1	Opinion of Carlton Fields, P.A.					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Carlton Fields, P.A. (included in Exhibit 5.1 hereto)					X
24.1	Powers of Attorney (included in the signature page of this Registration Statement)					X
99.1	Second Amended and Restated Abeona Therapeutics Inc. 2023 Equity Incentive Plan	DEF 14A	001-15771	Appendix A	April 27, 2026
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, in the state of New Jersey, on the 26th day of June, 2026.

ABEONA THERAPEUTICS INC.

By:	/s/ Joseph Vazzano
Joseph Vazzano
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Vishwas Seshadri and Joseph Vazzano and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and dates indicated.

Signature	Title	Date

/s/ Vishwas Seshadri	President, Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2026
Vishwas Seshadri

/s/ Joseph Vazzano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 26, 2026
Joseph Vazzano

/s/ Leila Alland	Director	June 26, 2026
Leila Alland

/s/ Mark Alvino	Director	June 26, 2026
Mark Alvino

/s/ Faith Charles	Director	June 26, 2026
Faith Charles

/s/ Eric Crombez	Director	June 26, 2026
Eric Crombez

/s/ Keith Goldan	Director	June 26, 2026
Keith Goldan

/s/ Donald Wuchterl	Director	June 26, 2026
Donald Wuchterl

/s/ Bernhardt Zeiher	Director	June 26, 2026
Bernhardt Zeiher

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